UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2013

Deal a Day Group Corp.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52323

(Commission File Number)

None

(IRS Employer Identification No.)

5150 E. pacific Coast Highway, Suite 200

Long Beach, California 90804

(Address of principal executive offices)(Zip Code)

(800) 349-6095

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 2, 2012, Deal a Day Group, Inc. (the “Company”) filed a Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (the “Form 10-Q”).

On October 15, 2012, the “Company” filed a Quarterly Report on Form 10-Q/A Amendment No. 1 for the quarter ended June 30, 2012 (the “Amendment No. 1 to Form 10-Q”).

On February 21, 2013, the “Company” filed a Quarterly Report on Form 10-Q/A Amendment No. 2 for the quarter ended June 30, 2012 (the “Amendment No. 2 to Form 10-Q”).

The Amendment No. 1 to Form 10-Q was filed solely to furnish Exhibit 101 to the Form 10-Q in accordance with Rule 405 of Regulation S-T.  Exhibit 101 to Amendment No. 1 to Form 10-Q provided the consolidated financial statements and related notes from the Form 10-Q formatted in XBRL (eXtensible Business Reporting Language).

Amendment No. 2 to Form 10-Q restated the Company’s financial statements to  provide restated consolidated financial statements and related notes to the Form 10-Q and Amendment no. 1 to Form 10-Q .  The consolidated financial statements and related notes we restated in Amendment No. 2 to Form 10-Q to reclassify certain current notes payable to non-current and to present accrued interest as a separate line item on the balance sheet.  In addition, the Company re-stated income to account for stock based compensation which was overlooked in the original filing.

As a result of the above, the financial statements for the three and six months ended June 30, 2012 in the Form 10-Q and Amendment No. 1 to Form 10-Q, should no longer be relied upon insofar as they relate to current notes payable, contributed surplus and stock based compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deal a Day Group Corp.

(Registrant)

Date:  July 1, 2014

By:

/s/ Richard Pak

Name:

Richard Pak

Title:

President and CEO

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